EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements and financial statement schedule of Immunicon Corporation and management’s report on the effectiveness of internal control over financial reporting dated March 15, 2007, appearing in the Annual Report on Form 10-K of Immunicon Corporation for the year ended December 31, 2006 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Philadelphia, Pennsylvania

June 22, 2007